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                                                                   EXHIBIT 21.1

                      FORWARD AIR CORPORATION SUBSIDIARIES


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                                                                               State of Incorporation
                                                                               ----------------------

FAF, Inc.                                                                               Tennessee

Forward Air, Inc.                                                                       Tennessee

Forward Air International Airlines, Inc.                                                Tennessee

Forward Air Royalty Company                                                             Delaware

Forward Air Systems Technology, Inc.                                                    Tennessee

Forward Air Licensing Company                                                           Delaware

Transportation Properties, Inc.                                                         Tennessee
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